UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2004

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Item 12.	Results of Operations and Financial Condition.

On June 9, 2004, the Registrant issued a press release announcing its earnings for the fiscal year and fourth quarter ended May 2, 2004. There is an appendix attached to the press release providing a reconciliation for (i) Schneider Corporation of Net Income of $14.6 million to EBITDA of $43.4 million for the fiscal year ended April 27, 2003, (ii) Farmland Foods of Net Income of $36.3 million to adjusted EBITDA of $74.5 million for the twelve months ended May 2003, and (iii) Farmland Foods of Net Income of $50.2 million to EDITDA of $67.4 million for the six months ended May 2, 2004. The information contained in the press release and the appendix thereto, which is attached as Exhibit 99.1 to this report, is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: June 9, 2004	/s/ Daniel G. Stevens
Daniel G. Stevens
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press release, dated as of June 9, 2004, announcing the Registrant’s earnings for the fiscal year and fourth quarter ended May 2, 2004.